Exhibit 10(a)

                        AMENDED RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of October 23, 1996, is by and between COLUMBUS ENERGY CORP., a Colorado corporation (herein called "Borrower"), and NORWEST BANK DENVER, NATIONAL ASSOCIATION, a national banking association (herein called "Norwest").

                                    RECITALS

     A. Borrower and Norwest (f/k/a United Bank of Denver National Association) entered into an Amended and Restated Credit Agreement dated as of July 1, 1992, as amended (the "Prior Credit Agreement"), in order to set forth the terms upon which Norwest would make loans to Borrower and by which the loans would be governed.

     B. Borrower and Norwest wish to enter into this Amended and Restated Credit Agreement in order to amend and restate in their entirety the terms and provisions of the Prior Credit Agreement and to provide for the terms upon which Norwest will make advances to borrower and issue letters of credit upon the request of Borrower and by which such advances and letters of credit will be governed.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                           Definitions and References

     Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "Advance" means a Prime Rate Advance or a LIBOR Advance.

     "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person; provided that, for the purposes of this definition, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or control the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise, and shall include, without limitation, any Person who beneficially owns more than 50 percent of the equity of the other Person.

     "Agreement" means this Credit Agreement.

     "Allonge" means an Allonge in the form of Exhibit A attached hereto and made a part hereof.

     "Borrower" means Columbus Energy Corp., a Colorado corporation.

     "Borrowing Base" means, at any time prior to the Maturity Date, the aggregate loan value of all Borrowing Base Properties, as determined by Lender in its sole and absolute discretion, using such assumptions as to pricing, discount factors, discount rates, expenses and other factors as Lender customarily uses as to borrowing-base oil and gas loans at the time such determination is made; provided that the agreed-upon Borrowing Base for the Borrowing Base Period from the date of this Agreement through March 31, 1997 shall be $7,000,000.

     "Borrow Base Notice" means a written notice sent to Borrower by Lender notifying Borrower of the Borrowing Base determined by Lender for the upcoming Borrowing Base Period or other period.

     "Borrowing Base Period" means: (a) the period from the date of this Agreement through March 31, 1997; (b) thereafter, until April 1, 1999, each twelve-month period beginning on April 1 of each year; and (c) the period from April 1, 1999 to July 1, 1999.

     "Borrowing Base Properties" means Oil and Gas Interests covered by the Initial Engineering Report or by an engineering report submitted by Borrower pursuant to Sections 6.1(b)(vi-i) or 6.1(b)(vi-ii) below and any other Oil and Gas Interests designated by Lender for inclusion in the Borrowing Base, but excluding any such Oil and Gas Interests as to which Lender has not been granted a first lien and/or security interest satisfactory to Lender pursuant to the Security Documents.

     "Business Day" means: (a) with respect to the making, prepaying, repaying or issuance of, or otherwise relating to, one or more LIBOR Advances, any day which is neither a Saturday nor a Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado and which is also a day on which dealings are carried on in the London interbank eurocurrency market, and (b) for all other purposes hereof, any day which is neither a Saturday nor a Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Denver, Colorado.

     "CGSI" means Columbus Gas Services, Inc., a Delaware corporation

     "Commitment" means the agreement of Norwest to make Advances to Borrower of amounts up to the Commitment Amount on the terms and subject to the conditions hereof.

     "Commitment  Amount" means, at any time, the least of: (a) $10,000,000,  or
(b) the Borrowing Base at that time, or (c) the Reduced Borrowing Base, if any, at that time.

     "Commitment Expiration Date" means the date after which no further Advances are to be made hereunder, which shall be the close of business on the earlier of: (a) the last day of the Revolving Period, or (b) the date of any termination of the Commitment.

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated Affiliates. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Affiliates.

     "Consolidated Tangible Net Worth" means shareholders' equity, determined in accordance with GAAP, on a Consolidated basis, plus the recorded value of the stock held by Borrower's employee stock ownership plan, to the extent that the loan secured by such stock is secured by restricted cash.

     "Cumulative Net Income" means, with respect to any Person, the sum of such Person's net income, determined in accordance with GAAP, on a Consolidated basis, for each completed fiscal quarter after the date from which such calculation is being made; provided that if such Person's net income is negative for any such fiscal quarter, in computing Cumulative Net Income, such Person's net income shall be deemed to be zero for that fiscal quarter.

     "Current Ratio" means, at any time and from time to time, the ratio of: (a) Borrower's Consolidated current assets (including, at all times during the Revolving Period, the excess, if any, of the Commitment Amount over the outstanding principal balance of all Advances and the face amount of all outstanding Letters of Credit); to (b) Borrower's Consolidated current liabilities (excluding current maturities of the Loan), all determined in accordance with GAAP.

     "Debt"  means,  as  to  any  Person,  all  indebtedness,   liabilities  and
obligations of such Person, whether primary or secondary, direct or indirect, absolute or contingent.

     "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite Default Notice and/or the passage of any requisite Grace Period, constitute an Event of Default.

     "Default Notice" has the meaning given it in Section 7.1.

     "Disclosure Schedule" means: (a) Schedule 2 attached hereto, and (b) any documents listed on such schedule and expressly incorporated therein by reference, so long as Borrower has heretofore delivered true and correct copies of such documents to Lender.

     "Distribution" means any dividend payable in cash or property with respect to any shares of capital stock of Borrower (other than dividends payable in shares of the same class of common, preferred or other capital stock as the shares upon which the dividend is being paid) , any other distribution made with respect to any shares of capital stock of Borrower, or any purchase, redemption or retirement of, or other payment with respect to, any shares of capital stock of Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any pension benefit plan subject to Title IV of ERISA maintained by any Obligated Person or any Affiliate thereof to which any Obligated Person is required to contribute.

     "Event of Default" has the meaning given it in Section 7.1.

     "Fiscal Quarter" means a three-month period ending on the last day of February, May, August or November of any year.

     "Fiscal Year" means a twelve-month period ending on November 30 of any year.

     "Funded Debt" means, at any time and from time to time, all Debt for which Borrower is liable, determined on a Consolidated basis in accordance with GAAP, having a maturity of more than one year after the date as of which such determination is being made.

     "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Affiliates: (a) are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Initial Financial Statements, and (b) are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in financial position, of Borrower and, on a Consolidated basis, of Borrower and its Consolidated Affiliates.

     "Grace Period" shall have the meaning given it in Section 7.1.

     "Guarantor" means CGSI.

     "Initial Draw" means the first draw by Borrower on the Loan, which first draw may consist of one or more contemporaneous Advances.

     "Initial Engineering Report" means the report covering the Borrowing Base Properties, prepared as of November 30, 1995, by Reed Ferrill & Associates, Inc., a true and correct copy of which has been furnished by Borrower to Lender.

     "Initial Financial Statements" means (a) the audited annual Consolidated financial statements of Borrower dated as of November 30, 1995, and (b) the unaudited quarterly Consolidated financial statements of Borrower dated as of May 31, 1996 and August 31, 1996, copies of all of which Initial Financial Statements have heretofore been delivered by Borrower to Lender.

     "Lender" means Norwest and its successors and assigns.

     "Letter of Credit" means a standby letter of credit issued by Lender pursuant to Article II below or pursuant to the Prior Credit Agreement.

     "LIBOR (Adjusted)" means, with respect to each particular LIBOR Advance and with respect to the related LIBOR Interest Period, the rate of interest per annum (rounded upward to the nearest 1/16 of one percent) determined pursuant to the following formula:

                                       LIBOR (Unadjusted)
                               -------------------------------
        LIBOR (Adjusted)   =   1.00 - LIBOR Reserve Percentage

     "LIBOR Advance" means an advance made pursuant to Section 2.1 below, the interest payable with respect to which is based upon LIBOR (Adjusted).

     "LIBOR Interest Period" means, with respect to each LIBOR Advance, a period of one, two or three months, as specified in the Advance request submitted pursuant to Section 2.1 with respect thereto, beginning an and including the date specified in such Advance request (which must be a Business Day) and ending on the date which corresponds numerically to such beginning date one, two or three months thereafter (or if such month has no numerically corresponding date, on the last Business Day of such month); provided that each LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such LIBOR Interest Period shall end on the Business Day next preceding such numerically corresponding day. No LIBOR Interest Period may be elected which would end after the Maturity Date.

     "LIBOR Reserve Percentage" means, with respect to any LIBOR Interest Period, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the Board of Governors of the Federal Reserve System and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the Board of Governors of the Federal Reserve System, having a term approximately equal or comparable to such LIBOR Interest Period.

     "LIBOR (Unadjusted)" means, with respect to each LIBOR Advance and the related LIBOR Interest Period, the rate of interest per annum (rounded upward to the nearest 1/16 of one percent) determined by Lender, in accordance with its customary practices, to be representative of the rates at which deposits of U.S. dollars are offered to Lander at or about 11:00 a.m., London time, two Business Days prior to the first day of such LIBOR Interest Period (by prime banks in the London interbank eurocurrency market which have been selected by Lender in accordance with its customary practices) for delivery on the first day of such LIBOR Interest Period in an amount equal or comparable to the amount of such LIBOR Advance and for a period of time equal or comparable to the length of such LIBOR Interest Period. LIBOR (Unadjusted), as determined by Lender with respect to a particular LIBOR Advance, shall be fixed at such rate for the duration of the associated LIBOR Interest Period. If Lender is unable so to determine LIBOR (Unadjusted) for any LIBOR Advance, or if the associated LIBOR (Adjusted) would exceed the maximum rate of interest, if any, then permitted to be charged on the Note under applicable law, Borrower shall be deemed not to have elected such LIBOR Advance.

     "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt cut of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including without limitation any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, or any other charge or encumbrance for security purposes, whether arising by law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business.

     "Loan" has the meaning given it in Section 2.1.

     "Loan Documents" means this Agreement, the Security Documents, the Note, a guaranty executed by Guarantor, applications for Letters of Credit, Advance requests and all other agreements, certificates, legal opinions and other documents, instruments and writings heretofore or hereafter delivered in connection herewith or therewith.

     "Maturity Date" means July 1, 2003.

     "Minimum Principal Payment" means 2.083333 percent of the outstanding principal balance of the Loan as of the end of the Revolving Period.

     "Note" means the Promissory Note dated as of July 1, 1992, as amended, in the face amount of $10,000,000, made by Borrower, payable to the order of Lender.

     "Obligated Persons" means Borrower and Guarantor.

     "Obligations" means all Debt from time to time owing by Borrower to Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the obligations.

     "Oil and Gas Interests" means from time to time, all oil and gas properties, gas plants and related interests located in the United States and owned directly by Borrower at that time.

     "Person" means an individual, corporation, partnership, association, joint-stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "Prime Rate" means the fluctuating interest rate per annum announced from time to time by Norwest as its prime rate, which may not be the lowest interest rate charged by Norwest.

     "Prime Rate Advance" means an Advance made pursuant to Section 2.1 below, the interest payable with respect to which is based upon the Prime Rate.

     "Principal Payment Date" means: (a) the first Business Day of each calendar month, commencing August 1, 1999, and (b) if all obligations due and payable on any such date are not then paid, each succeeding day until all due and payable Obligations are paid in full.

     "Prior Credit Agreement" has the meaning given it in Recital A above.

     "Prohibited  Lien"  means  any Lien not  expressly  allowed  under  Section
6.2(d).

     "Reduced Borrowing Base" means an amount determined by Borrower, of which Borrower gives notice to Lender within five Business Days after Borrower's receipt of a Borrowing Base Notice, which amount shall be no less than 60 percent and no more than 100 percent of the Borrowing Base of which Lender notified Borrower in such Borrowing Base Notice.

     "Revolving Period" means the time period from the date of this Agreement to July 1, 1999.

     "Security Documents" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by Borrower or Guarantor to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of Borrower or Guarantor under the Loan Documents, whenever made or delivered.

     "Security Schedule" means Schedule 1 hereto.

     "Taxes" has the meaning given it in Section 3.7.

     "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Section 4043(b)(5) of ERISA or (ii) any other reportable event described in Section 4043 of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations, or (b) the withdrawal of any Obligated Person or of any Affiliate of any Obligated Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     Section 1.2. Incorporation of Exhibits and Schedules. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to such Exhibits and Schedules for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions and modifications of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension or modification.

     Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" has the inclusive meaning frequently identified by the phrase "and/or". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5. Calculations and Determinations. All interest accruing under the Loan Documents shall be calculated on the basis of actual days elapsed (including the first day but excluding the last) and a year of: (a) 365 or 366 days, as appropriate, with respect to Prime Rate Advances, and (b) 360 days with respect to LIBOR Advances. Unless otherwise expressly provided herein or unless Lender otherwise consents, all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

     Section 1.6. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement. If one or more changes in GAAP after the date of this Agreement are required to be applied to existing transactions, and a violation of one or more of the terms of this Agreement shall have occurred which would not have occurred if no change in accounting principles had taken place:

          (a) The parties agree that such violation shall not be considered to constitute an Event of Default for a period of 90 days;

          (b) The parties agree in such event to negotiate in good faith to attempt to draft an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change or changes in GAAP; and

          (c) If the parties are unable to negotiate such an amendment within 90 days, Borrower shall have the option of (a) prepaying the Loan in full, or
     (b) submitting the drafting of such an amendment to binding arbitration. If Borrower does not exercise either such option within said period, then as used in this Agreement GAAP shall mean such principles in effect at the time of determination.

                                   ARTICLE II
                                    The Loan

     Section 2.1. The Loan. (a) Subject to the other terms and conditions of this Agreement, Lender agrees to: (i) make Advances to Borrower from time to time requested upon written notice to Lender from Borrower no later than noon, Denver time, at least one Business Day prior to any Prime Rate Advance, and no later than noon, Denver time, at least three Business Days prior to any LIBOR Advance, and (ii) issue Letters of Credit from time to time requested upon written notice to Lender from Borrower no later than five days prior to the date of issuance of such Letter of Credit.

          (b) Each request by Borrower for an Advance shall be in the form of Exhibit B attached hereto and made a part hereof. Each request by Borrower for the issuance of a Letter of Credit shall be in the form of Exhibit C attached hereto and made a part hereof, and shall be accompanied by an application for issuance of a letter of credit on Lender's then-standard form, duly executed by Borrower.

          (c) Lender shall not have any obligation to: make an Advance after the Commitment Expiration Date (except an Advance made for the purpose of repaying a prior Advance and thereby: (A) beginning a new LIBOR Interest Period, (B) converting a prior LIBOR Advance to a Prime Rate Advance, or
     (C) converting a prior Prime Rate Advance to a LIBOR Advance) , (ii) issue or renew a Letter of Credit which does not expire prior to the Commitment Expiration Date, (iii) make a LIBOR Advance as to which the LIBOR interest Period does not expire prior to the Maturity Date, (iv) make a LIBOR Advance at any time when three or more prior LIBOR Advances remain outstanding, (v) make a Prime Rate Advance in an amount less than $50,000,
     (vi) make a LIBOR Advance in an amount less than $500,000, or (vii) make an Advance or issue a Letter of Credit which would cause the aggregate amount of all Advances outstanding hereunder plus the face amount of all Letters of Credit outstanding hereunder to exceed the Commitment Amount.

          (d) Each payment by Lender under a Letter of Credit shall be deemed to be a Prime Rate Advance bearing interest from the date of such payment, shall be entitled to all benefits of the Security Documents and shall be subject to all terms of this Agreement and any and all other applicable Loan Documents.

          (e) Within the limitation of the Commitment Amount and subject to the other terms and provisions hereof, Borrower may borrow, repay and reborrow hereunder. The Advances and Letters of Credit described above shall be herein collectively referred to as the "Loan". Borrower hereby expressly requests and irrevocably authorizes Lender to make the Loan.

     Section 2.2. The Note. (a) Borrower's obligation to repay the Loan, with interest thereon, shall be evidenced by the Note. In the event any provision contained in the Note conflicts with a provision contained in this Agreement, the provisions of this Agreement shall control.

          (b)(i) Except as provided in (ii) below: (A) interest on each Prime Rate Advance shall accrue at a fluctuating annual rate equal to the Prime Rate, and (B) interest on each LIBOR Advance shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Advance plus one and three-quarters percentage points per annum; provided that interest on each LIBOR Advance made on or after September 23, 1996 shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Advance plus one and one-half percentage points per annum. (ii) With respect to any amount payable hereunder or under the Note or any of the other Loan Documents, which is not paid when due, whether upon maturity, by acceleration or otherwise, interest thereon shall accrue from the due date until the date of payment at a fixed annual rate equal to the Prime Rate as of the due date plus five percentage points per annum.

          (c) Interest on Prime Rate Advances shall be payable monthly on the first Business Day of each calendar month, commencing November 1, 1996, and ending on the Maturity Date. Interest on each LIBOR Advance shall be payable on the last day of the LIBOR Interest Period for such LIBOR Advance. All accrued and unpaid interest will be due and payable not later than the Maturity Date.

     Section 2.3. Mandatory Principal Payments. (a) Borrower shall make a principal payment on each Principal Payment Date, each such payment to be in an amount equal to the Minimum Principal Payment; provided that any such payments shall be in addition to any amounts payable by Borrower pursuant to the other provisions of this Section 2.3.

          (b) If for any reason the aggregate outstanding principal balance of all Advances plus the aggregate face amount of all outstanding Letters of Credit shall exceed the Commitment Amount, Borrower shall, not later than 30 days after written notice thereof from Lender: (i) immediately pay the excess to Lender in a lump sum; and/or (ii) commence (and thereafter continue) an amortization schedule under which Borrower repays the excess in six equal monthly principal installments on the first day of each calendar month, which amounts shall be in addition to the monthly interest payments and any other principal payments otherwise due, such that the entire excess is paid within six months; and/or (iii) execute and deliver to Lender additional mortgages, supplements to mortgages or other instruments satisfactory in form and substance satisfactory to Lender, by which Borrower mortgages, pledges or hypothecates to Lender, or creates a security interest in for the benefit of Lender, sufficient additional Oil and Gas Interests to induce Lender to make a redetermination of the Borrowing Base such that the Commitment Amount is increased to an amount no less than the aggregate outstanding principal balance of all Advances plus the aggregate face amount of all outstanding Letters of Credit.

          (c) The outstanding principal balance of all Advances, together with all unpaid fees and expenses, shall be due and payable not later than the Maturity Date.

     Section 2.4. Voluntary Prepayments. Borrower shall have the right to prepay any or all Advances at any time, in whole or in part, without penalty or premium (except as otherwise described in Section 3.5 below) ; provided that, during the Revolving Period, Borrower shall not at any time reduce the aggregate outstanding principal amount of all Advances to less than $10,000.

     Section 2.5. Termination of Commitment. Borrower shall have the right at any time and from time to time, upon not less than three Business Days' prior written or telegraphic notice to Lender, to terminate the Commitment. Upon any termination of the Commitment, Borrower shall, at the time of such termination, prepay the Note in full. Any such prepayment shall be without penalty or premium (except as otherwise described in Section 3.5 below).

     Section 2.6. Payments to Lender. Borrower will pay to Lender each payment which Borrower owes under the Loan Documents not later than 1:00 p.m., Denver time, an the due date, in lawful money of the United States of America and in immediately available funds. Any payment received after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension. Each payment under a Loan Document shall be due and payable at the place provided therein or, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Lender collects or receives money on account of the Obligations owing to it, Lender may apply such money as it elects to the various Obligations then due and payable.

     Section 2.7. Use of Proceeds. In no event shall the Loan proceeds be used directly or indirectly for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities. Borrower will use the Loan proceeds solely for general working capital purposes of Borrower and CGSI in their U.S. operations, acquisition of oil and gas properties and related assets and the issuance of standby letters of credit in connection with the U.S. operations of Borrower and CGSI.

     Section 2.8. Borrowing Base Procedures. The Borrowing Base will be re-determined annually by Lender, effective as of April I of each year until the occurrence of the Maturity Date (and Lender shall redetermine the Borrowing Base not more than one additional time in each annual period from April 1 through the succeeding March 31 at the request of Lender and not more than one additional time in each such annual period at the request of Borrower), based upon the engineering reports submitted by Borrower pursuant to Sections 6.1(b)(vii) and 6.1(b)(viii) below and upon such other information and data as Lender deems relevant. Lender shall advise Borrower of each redetermination of the Borrowing Base by Lender by providing to Borrower a Borrowing Base Notice by approximately 10 days prior to the effective date of any such re-determination; provided that if, due to any failure by Borrower to submit in a timely manner any engineering report or other information required to be submitted by Borrower hereunder or, if requested in writing by Lender, any additional information or data needed in connection with a redetermination of the Borrowing Base or due to any other reason beyond the control of Lender, Lender does not provide a Borrowing Base Notice at the time described above, then, unless Lender gives notice to the contrary to Borrower, the Borrowing Base from the previous period shall be carried over into the new period until a Borrowing Base Notice is sent to Borrower by Lender and the remainder of the procedures described in this Section
2.8 have been completed. Borrower shall have the right, by giving notice to Lender within five Business Days after its receipt of a Borrowing Base Notice for a Borrowing Base Period, to elect to have a Reduced Borrowing Base take effect for such Borrowing Base Period; provided that if Borrower has elected a Reduced Borrowing Base for a Borrowing Base Period, Borrower may, at any time prior to the end of such Borrowing Base Period, by giving five Business Days' prior written notice to Lender, elect to increase the Borrowing Base for that Borrowing Base Period to an amount not greater than the amount originally included by Lender in its Borrowing Base Notice; provided further that if Borrower so elects to increase the Borrowing Base, then all commitment fees payable with respect to such Borrowing Base Period pursuant to Section 3.4 below shall be calculated (or, as to any fees paid with respect to such Borrowing Base Period prior to such election, adjusted as of the date upon which any commitment fee is next payable) as if the increased Borrowing Base had been in effect for the entire Borrowing Base Period.

                                   ARTICLE III

           Security; Fees; LIBOR Provisions; Taxes; Increased Capital

     Section 3.1. The Security. The Obligations will be secured by the Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by Borrower and accepted by Lender.

     Section 3.2. Perfection and Protection of Security Interests and Liens. Borrower will from time to time deliver to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance reasonably satisfactory to Lender, which Lender may request for the purpose of perfecting, confirming or protecting Lender's Liens and other rights in the Borrowing Base Properties.

     Section 3.3. Bank Accounts and Offset. To secure the repayment of the Obligations, Borrower hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Lender, and (c) any other credits and claims of Borrower at any time existing against Lender, including without limitation claims under certificates of deposit; provided that the foregoing shall not apply to amounts which Borrower is holding as trustee for the benefit of third parties. Upon the occurrence of any Event of Default, Lender is hereby authorized to foreclose upon, offset, appropriate, and apply, at any time and from time to time, without notice to Borrower, any and all items hereinabove referred to against the obligations (whether or not such Obligations are then due and payable).

     Section 3.4. Fees. (a) Borrower shall pay to Lender, within 30 days after the end of the period from the date of this Agreement through December 31, 1996 and of each subsequent calendar quarter during the Revolving Period, a commitment fee in an amount equal to: (i) one-quarter of one percent per annum, times (ii) the excess of the Commitment Amount over the sum of the aggregate outstanding principal balance of all Advances plus the face amount of all outstanding Letters of Credit, commuted on a daily basis for such calendar quarter or other period for which such commitment fee is being paid.

          (b) Borrower shall pay to Lender with respect to each Letter of Credit a fee in an amount equal to the greater of: (i) one percent per annum times the face amount of such Letter of Credit, or (ii) $500.00, which fee shall be payable at the time of issuance (and again at the time of any renewal) of such Letter of Credit.

     Section 3.5. Special LIBOR Provisions. (a) If Lender shall determine (which determination shall, upon notice thereof to Borrower, be conclusive and binding on Borrower and Lender) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender to make, continue or maintain any Advance as, or to convert any Advance into, a LIBOR Advance, the obligations of Lender to make, continue, maintain or convert any such Advance shall, upon such determination, forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Advances shall automatically convert into Prime Rate Advances at the end of the then-current LIBOR Interest Periods with respect thereto or sooner, if required by such law or assertion.

          (b) If Lender shall determine that:

               (i) U.S. Dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to Lender in its relevant market; or

               (ii) By reason of circumstances affecting Lender's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBOR Advances;

then,  upon notice from Lender to  Borrower,  the  obligations  of Lender  under
Section 2.1 to make or continue any LIBOR Advance or to convert any prior Advance into a LIBOR Advance shall forthwith be suspended until Lender shall notify Borrower that the circumstances causing such suspension no longer exist.

          (c) Borrower, agrees to reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of, making, continuing, converting or maintaining (or of its obligation to make, continue, convert or maintain) any LIBOR Advance. Lender shall promptly notify Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amount shall be payable by Borrower to Lender within five days of Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on Borrower.

          (d) In the event Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue or maintain any portion of the principal amount of any LIBOR Advance or to convert any portion of the principal amount of any prior Advance into a LIBOR Advance) as a result of:

               (i) Any conversion or repayment or prepayment of the principal amount of any LIBOR Advance on a date other than the scheduled last day of the LIBOR Interest Period applicable thereto;

               (ii) Any Advance not being made as a LIBOR Advance; or

               (iii) Any prior Advance not being continued as, or converted into, a LIBOR Advance in accordance with the Advance request therefor;

then, upon the written notice of Lender to Borrower, Borrower shall, within five days of its receipt thereof, pay Lender such amount as will (in the reasonable determination of Lender) reimburse Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.

     Section  3.6.   Increased   Capital  Costs.   If  any  change  in,  or  the
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and Lender determines (in its sole and absolute discretion) that the rate or return on its or such controlling Person's capital as a consequence of the Loan is reduced to a level below that which Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrower, Borrower hereby agrees to pay immediately to Lender additional amounts sufficient to compensate Lender or such controlling Person for such reduction in rate of return. A statement to Borrower by Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower. In determining such amount, Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

     Section 3.7. Taxes. All payments by Borrower of principal of, and interest on, the Loan and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by Lender's net income or receipts (such nonexcluded items being called "Taxes") . In the event that any withholding or deduction from any payment to be made by Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, Borrower will:

          (a) Pay directly to the relevant authority the full amount required to be so withheld or deducted;

          (b)  Promptly   forward  to  Lender  an  official   receipt  or  other
     documentation satisfactory to Lender evidencing such payment to such authority; and

          (c) Pay Lender such additional amount or amounts as may be necessary to ensure that the net amount actually received by Lender will equal the full amount Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against Lender with respect to any payment received by Lender hereunder, Lender may pay such Taxes and Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as may be necessary in order that the net amount received by Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount Lender would have received had not such Taxes been asserted.

     If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fail to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify, save and hold harmless Lender from and against any incremental Taxes, interest or penalties that may become payable by Lender as a result of any such failure.

                                   ARTICLE IV

                          Conditions Precedent to Loan

     Section 4.1. Conditions Precedent to Loan. Lender shall have no obligation to fund the Initial Draw unless Lender shall have received all of the following at its office in Denver, Colorado, duly executed and delivered and in form, substance and date satisfactory to Lender:

     (a)  The Allonge.

     (b) An "Omnibus Certificate" of the Secretary of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness anthereto:t(i) a copy offollowing exhibits attached resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and any and all other Loan Documents delivered or to be delivered by Borrower in connection herewith and with the consummation of the transactions contemplated herein and therein, and (ii) a copy of the articles of incorporation of Borrower and all amendments thereto, certified by the appropriate official of its state of incorporation, and (iii) a copy of the bylaws of Borrower.

     (c) An "Omnibus Certificate" of the Secretary of Guarantor, which shall contain the names and signatures of the officers of Guarantor authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the Board of Directors of Guarantor and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and any and all other Loan Documents delivered or to be delivered by Guarantor in connection herewith and with the consummation of the transactions contemplated heof incorporation of Guarantor of the articles and all amendments thereto, certified by the appropriate official of its state of incorporation, and (iii) a copy of the bylaws of Guarantor.

     (d) A "Compliance Certificate" of an officer of Borrower and an officer of Guarantor in which such officers certify to the satisfaction of the conditions set out in subsections (a) , (b) , and (c) of Section 4.2.

     (e)  Each Security Document listed in the Security Schedule.

     (f) Evidence satisfactory to Lender that contemporaneously with such Initial Draw all indebtedness under the Prior Credit Agreement will be repaid in full.

     (g) Any and all other Loan Documents, including without limitation a Consent of Guarantor in the form of Exhibit D attached hereto and made a part hereof.

     Section  4.2.  Additional  Conditions  Precedent.   Lender  shall  have  no
obligation to fund the Initial Draw or to make any subsequent Advance under the Loan unless the following conditions precedent have been satisfied:

     (a) All representations and warranties made by any Obligated Person in any Loan Document shall be true on and as of the date of such Advance as if such representations and warranties had been made as of the date hereof.

     (b)  No Default shall exist as of the date of such Advance.

     (c) Each Obligated Person shall have performed and complied with all agreements and conditions herein required to be performed or complied with by it on or prior to the date of such Advance.

     (d) The Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

     (e) Lender shall have received all documents and instruments which Lender has then Sectionbly requested, in addition to those described in 4.1 (including without limitation opinions of legal counsel for Borrower; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Obligated Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto.
          All such additional documents and instruments shall be reasonably satisfactory to Lender in form, substance and date.

     (f)  All legal matters  relating to the Loan Documents and the consummation
          of  the   transactions   contemplated   thereby  shall  be  reasonably
          satisfactory to Lender and its counsel.


                                    ARTICLE V

                         Representations and Warranties

     Section 5.1. Borrower's Representations and Warranties. To induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender (which representations and warranties shall survive the delivery of the Note and shall be deemed to be continuing representations and warranties until repayment in full of the Note and termination of the Commitment) that:

     (a) No Default. Borrower is not in default in any material respect in the performance of any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

     (b) Organization and Good Standing. Each Obligated Person is duly organized, validly existing and in good standing under the laws of its state or province of organization, having all corporate powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Obligated Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions wherein the character ofproperties owned or held by it or the nature of the business transacted by it makes such qualification necessary.

     (c) Authorization. Borrower is duly authorized and empowered to create and issue the Note and is duly authorized and empowered to execute, deliver and perform its obligations under this Agreement and the Loan Documents to which it is a party; each obligated Person has duly taken all corporate and other action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder.

     (d) No Conflicts or Consents. The execution and delivery by the various Obligated Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (A) any domestic or foreign law, statute, rule or regulation, (B) the articles or certificate of incorporation, bylaws, or charter of any obligated Person, or (C) any agreement, judgment, license, order or permit applicable to or binding upon any Obligated Person, (ii) result in the acceleration of any Debt owed by any obligated Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Obligated Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any obligated Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

     (e) Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal and binding obligations of each obligated Person which is a party hereto or thereto, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and as limited by general equitable principles.

     (f) Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the results of Borrower's Consolidated operations and cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no material adverse change has occurred in Borrower's Consolidated financial condition or business, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. The Initial Financial Statements were prepared in accordance with GAAP.

     (g) Other Obligations. No Obligated Person has any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, not shown in the Initial Financial statements or disclosed in the Disclosure Schedule.

     (h) Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Obligated Person to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Obligated Person necessary to make the statements contained herein or therein not misleading in any material respect as of the date made or deemed made. At the date of this Agreement, none of the Obligated Persons is aware of any material fact of which Lender should not reasonably be otherwise aware that has not been disclosed to Lender in writing which could materially and adversely affect any of the Obligated Persons' properties, businesses, prospects or conditions (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). In connection with the preparation of the Initial Engineering Report, to the best of Borrower's knowledge, Borrower furnished to the preparer thereof factual information that was complete and accurate in all material respects, it being understood that the Initial Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Lender true, correct and complete copies of all letters and documents listed in the Disclosure Schedule.

     (i) Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any obligated Person threatened, against any obligated Person before any federal, state, municipal or other court, department, commission, body, board, bureau, agency, or instrumentality, domestic or foreign, which do or may materially and adversely affect Borrower, Affiliates controlled by Borrower, their ownership or use of any of their assets or properties their businesses or financial condition or prospects, or the right or ability of any Obligated Person to enter into the Loan Documents to which it is a party or perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Obligated Person which have or may have any such effect.

     (j) ERISA Liabilities. No Termination Event has occurred with respect to any ERISA Plan, and the Obligated Persons are in compliance with ERISA in all material respects. No Obligated Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA.

     (k) Title to Properties. To the best of Borrower's knowledge and subject to typical oil-industry operating agreements and product-purchase contracts and any matters listed on the Disclosure Schedule, Borrower has good and defensible title to the Borrowing Base Properties, free and clear of all Prohibited Liens, except for covenants, restrictions, rights, easements, liens, encumbrances and minor irregularities in title which do not materially interfere with the occupation, use and enjoyment of such properties in the normal course of business as presently conducted or materially impair the value thereof for such business. Borrower enjoys peaceful and undisturbed possession under all material leases under which it operates, and all such leases are valid and subsisting, with no material default existing thereunder.

     (l) Borrower's Affiliates. No obligated Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule and except for associations, joint ventures or other relationships (i) which are established pursuant to a standard form oil and gas operating agreement, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. As of the date hereof Borrower owns, directly or indirectly, the interest identified in the Disclosure Schedule in each entity listed in the Disclosure Schedule.

     (m) Names and Places of Business. No obligated Person has, during the preceding five years, been known by or used any other partnership or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule, the chief executive office and principal place of business of Borrower are (and for the preceding five years have been) located at the address of Borrower set out in Section 8.3. Except as indicated in the Disclosure Schedule, no Obligated Person has any other office or place of business.

     (n) Taxes. All tax returns required to be filed by Borrower in any jurisdiction have been filed; all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its Properties, income or franchises, which are due and payable have been paid, or adequate reserves have been provided for payment thereof.

     (o) Use of Proceeds. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock. Neither Borrower nor any Person acting on its behalf has taken or will take any action which might cause this Agreement or the Note or the application of the proceeds of any Loan to violate either of said Regulations U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

     (p) Investment Company Act Not Applicable. Borrower is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (q) Public Utility Holding Company Act Not Applicable. Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

     Section 5.2. Representations by Norwest. Norwest hereby represents that it will acquire the Note for its own account in the ordinary course of its commercial banking business; provided, however, that the disposition of Norwest's property shall at all times be and remain within its control, and this section does not prohibit Norwest's sale of the Note or of any participation in the Note to any bank, financial institution or similar purchaser; provided further that Norwest shall give notice to Borrower of any assignment or participation granted by Norwest of any of its interest in the Loan.

                                   ARTICLE VI

                              Covenants of Borrower

     Section 6.1. Affirmative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of the obligations and the termination of this Agreement, unless Lender has previously agreed otherwise in writing:

     (a) Payment and Performance. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition express or implied in the Loan Documents. Borrower will also cause Guarantor to observe, perform and comply with every such term, covenant and condition, to the extent applicable to Guarantor.

     (b) Books, Financial Statements and Records. Borrower will at all times maintain full and accurate books of account and records. Borrower will maintain a system of accounting in accordance with GAAP and will furnish the following to Lender at Borrower's expense:

          (i) As soon as available, and in any event within 105 days after the end of each Fiscal Year, complete Consolidated financial statements of Borrower, together with all notes thereto, prepared in reasonable detail in accordance with GAAP (containing at least a Consolidated balance sheet as of the end of such Fiscal Year and a Consolidated statement of earnings setting forth in comparative form the corresponding figures for the preceding Fiscal Year), together with an opinion, based on an audit using generally accepted auditing standards by Coopers & Lybrand or other independent certified public accountants reasonably acceptable to Lender, stating that such Consolidated financial statements have been so prepared;

          (ii) At the time of submission of the financial statements described in (i) above, a report substantially in the form of Exhibit D attached hereto and made a part hereof, signed by the chief financial officer of Borrower: (A) attesting to the authenticity of such financial statements, (B) stating that he has read this Agreement and the security Documents, (C) stating that in preparing and reviewing the financial statements described above he has concluded that there did not exist any condition or event at the end of such Fiscal Year or at the time of his report which constituted an Event of Default or a Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event, and (D) showing the calculation of, and Borrower's compliance with, all of the financial covenants contained herein;

         (iii) As soon as available and in any event within 105 days after the end of each Fiscal Year, an estimate of the revenues, expenses, cash receipts, disbursements, cash flow and the net income of Borrower for the ensuing year, in a form satisfactory to Lender;

          (iv) As soon as available and in any event within 60 days after the end of each Fiscal Quarter except the Fiscal Quarter ending in November, a Consolidated and consolidating balance sheet of Borrower and a Consolidated and consolidating statement of the earnings of Borrower prepared in reasonable detail and in accordance with GAAP;

          (v) At the time of submission of the financial statements described in (iv) above, a report substantially in the form of Exhibit D, signed by the chief financial officer of Borrower: (A) attesting to the authenticity of such financial statements, (B) stating that he has read this Agreement and the Security Documents, (C) stating that in preparing and reviewing the financial statements described above he has concluded that there did not exist any condition or event at the end of such Fiscal Quarter or at the time of his report which constituted an Event of Default or a Default, or, if he did conclude that such condition or event existed, specifying the nature and period of existence of any such condition or event, and (D) showing the calculation of, and Borrower's compliance with, all of the financial covenants contained herein;

          (vi) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Obligated Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Obligated Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority;

         (vii) By March 1 of each year, an engineering report and economic evaluation prepared by Reed Ferrill & Associates, Inc. or one or more other independent petroleum engineers chosen by Borrower and acceptable to Lender, concerning all oil and gas properties and interests included in the Borrowing Base Properties. This engineering report shall be in form and substance satisfactory to Lender, shall be prepared as of the preceding December 1 and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report;

        (viii) By September 1 of each year, an engineering report and economic evaluation prepared by Borrower or an independent engineer acceptable to Lender, concerning all oil and gas properties and interests included in the Borrowing Base Properties. This engineering report shall be in form and substance satisfactory to Lender, shall be prepared as of the preceding June 1 and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report;

          (ix) As soon as available, and in any event within 60 days after the end of each calendar month, a report describing by lease or unit the gross volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) during such calendar month from the Borrowing Base Properties and from all other properties owned by Borrower, and describing the related severance taxes, other taxes, and leasehold operating expenses attributable thereto and incurred during such calendar month; and

          (x) As soon as available, and in any event within 60 days after the end of each Fiscal Quarter, legal descriptions in form and substance satisfactory to Lender of any and all oil and gas properties containing proved developed reserves owned by any Obligated Person which have been not previously been mortgaged to Lender.

          (c) Other Information and Inspections. Each Obligated Person will furnish to Lender any information which Lender may from time to time request concerning any covenant, provision or condition of the Loan Documents or any matter in connection with the Obligated Persons' businesses and operations. Each Obligated Person will permit representatives appointed by Lender, including independent accountants, agents, attorneys, appraisers and any other persons, to visit and inspect, at their sole risk, any of such Obligated Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Obligated Person shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

          (d) Notice of Material  Events.  Borrower will promptly notify Lender:
     (i) of any material adverse change in the financial condition of any Obligated Person or Borrower's consolidated financial condition, (ii) of the occurrence of any Default, (iii) of the acceleration of the maturity of any Debt owed by any Obligated Person or of any default by any Obligated
     Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, (iv) of any uninsured claim of $200,000 or more asserted against any Obligated Person or any of its properties, (V) of the occurrence of any Termination Event, (vi) of the filing of any suit or proceeding against any Obligated Person (or the occurrence of any material development in any such suit or proceeding) in which an adverse decision could have a material adverse effect upon any Obligated Person's financial condition, business or operations (or could result in a judgment not covered by insurance of $200,000 or more against Any Obligated Person), (vii) of the merger or consolidation of Borrower or any of its respective Affiliates with any other business entity, and (viii) of the sale, transfer, lease, exchange or disposal by any Obligated Person of any material assets or properties or any assets or properties with a value in excess of $200,000, except sales of already-severed hydrocarbons and other products in the ordinary course of an Obligated Person's business. Upon the occurrence of any of the foregoing, the Obligated Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, or default, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender in writing at least twenty Business Days prior to the date that any Obligated Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Borrowing Base Properties, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

          (e) Maintenance of Existence and Qualifications. Each Obligated Person will maintain and preserve its corporate existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation in all states or jurisdictions where required by applicable law.

          (f) Maintenance of Properties. Each Obligated Person will in maintain, preserve, protect, and keep all property used or useful in the conduct of its business in accordance with the standards of a reasonable and prudent operator.

          (g) Payment of Trade Debt, Taxes, etc. Each Obligated Person will (i) timely file all required tax returns; (ii) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (iii) pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and
     (iv) maintain appropriate accruals and reserves for all of the foregoing Debt in accordance with GAAP. Each Obligated Person will pay and discharge in all material respects, when due, all other Debt, taxes or assessments now or hereafter owed by it. Each Obligated Person may, however, delay paying or discharging any such Debt so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

          (h) Insurance. Each Obligated Person will maintain with financially sound and reputable insurance companies, insurance with respect to its business, operations and properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, including property insurance, public liability insurance for bodily injury and property damage, well-control coverage insurance, workmen's compensation insurance, insurance against loss or damage by employee dishonesty and such other insurance as would be maintained by a prudent oil and gas operator; will apply the proceeds of any such insurance to pay for, or to reimburse itself for, the cost of repairing or replacing property covered by such insurance; and will furnish to Lender, upon its written request, full information as to the insurance carried.

          (i) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees) in connection with (i) the preparation, execution and delivery of the Loan Documents (including without limitation any and all future amendments or supplements thereto or restatements thereof), and any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refilling and re-recording of any Security Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (iii) the enforcement, after the occurrence of a Default or an Event of Default, of the Loan Documents.

          (j) Performance on Borrower's Behalf. If any Obligated Person fails to pay any taxes, insurance premiums or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall immediately reimburse Lender for any such payments and each amount paid shall constitute a part of the Obligations, shall be secured by the Security Documents and shall bear interest at the rate described in Section 2.2(b)(ii) above, from the date such amount is paid by Lender until the date such amount is repaid to Lender.

          (k) Compliance with Agreements and Law. Borrower will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound in such a way that they result in no material adverse effect upon the Borrowing Base Properties or Borrower's ability to perform its obligations under this Agreement. Borrower will in all material respects conduct its business and affairs in compliance with all laws, regulations, and orders applicable thereto (including those relating to pollution and other environmental matters).

          (1) Certifications of Compliance. Each obligated Person will furnish to Lender at such Obligated Person's or Borrower's expense all certifications which Lender from time to time reasonably requests, including but not limited to the forms of evidence and assurance described in Section 4.2 (e) , as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Obligated Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

          (m) Additional Security Documents. Promptly after a request therefor by Lender at any time and from time to time, Borrower will execute and deliver to Lender such additional Security Documents and/or amendments to existing Security Documents as Lender may reasonably deem necessary or appropriate in order to grant to Lender a perfected lien on and security interest in any or all oil and Gas Interests.

          (n) Distributions. Make Distributions to any of its shareholders only if, at the time of any Distribution: (i) no Default or Event of Default has occurred and is continuing, and (ii) no mandatory prepayment under Section
     2.3 (b) above is due within 90 days of the date of the Distribution.

     Section 6.2. Negative Covenants. Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Lender has previously agreed otherwise in writing:

          (a) Net Worth. The Consolidated Tangible Net Worth of Borrower shall not at any time be less than: (i) $8,300,000, plus (ii) 50 percent of Barrower's Cumulative Net Income after November 30, 1991.

          (b) Current Ratio. The Current Ratio of Borrower, determined on a Consolidated basis, shall not at any time be less than 1.0:1.0.

          (c) Funded Debt Ratio. The ratio of Funded Debt of Borrower to Consolidated Tangible Net Worth of Borrower shall not at any time be greater than 1.25:1.00.

          (d) Limitation on Liens. Borrower will not (and will not permit any of the other obligated Persons to) create, assume or permit to exist any mortgage, deed of trust, pledge, encumbrance, lien or charge of any kind (including any security interest in or vendor's lien on property purchased under conditional sales or other title retention agreements and including any lease intended as security or in the nature of a title retention agreement) upon any of Borrower's (or any other Obligated Person's) properties or assets, whether now owned or hereafter acquired except:

               (i)  Liens at any time existing in favor of Lender;

               (ii) statutory   Liens  for  taxes,   statutory  or   contractual
                    mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens secure only Debt which is not delinquent or which is being contested as provided in Section 6. 1 (g)

              (iii) any  Liens  expressly  permitted  under  the  terms  of  any
                    Security Documents hereafter accepted by Lender; and

               (iv) Liens  securing  Debt  owing by an  Obligated  Person to any third party, if such Debt has not been incurred in violation of this Agreement; provided that no such Lien (except any Lien for the benefit of Lender) shall cover or affect any of the Borrowing Base Properties.

          (e) Additional Debt. Borrower will not (and will not permit any of the other obligated Persons to) create, incur, assume or permit to exist Debt except: (i) the Loan, (ii) trade debt owed to suppliers, pumpers, mechanics, materialmen and others furnishing goods (other than capital equipment financed for a period of more than one year) or services to Borrower (or any such other obligated Person) in the ordinary course of Borrower's (or any such other Obligated Person's) business, (iii) Debt incurred by Borrower (or any such other obligated Person) for the purchase, lease or other acquisition of capital equipment financed for a period of more than one year,in an amount not in excess of $100,000 per transaction and not in excess of $300,000 in aggregate for any Fiscal Year of Borrower and such other Obligated Persons, and (iv) Debt disclosed in the Initial Financial Statements.

          (f) Limitation on Sales of Property. Borrower will not (and will not permit any of the other Obligated Persons to) sell, transfer, lease, exchange, alienate or dispose of any of the assets of Borrower (or such other Obligated Person) except as follows (and the following exceptions shall be subject to any limitations contained in the Security Documents):

               (i) equipment which is worthless or obsolete, which is replaced by equipment of equal suitability and value or which is salvaged from wells which have been plugged and abandoned by or on behalf of Borrower (or such other Obligated Person);

               (ii) property  having a fair market value not to exceed  $75,000, sold in any single transaction, and not to exceed $250,000 for all such sales in any Fiscal Year;

              (iii) inventory  (including oil and gas sold as produced) which is sold in the ordinary course of business; and

               (iv) personal property located on oil and gas properties operated by third parties, the sale of which personal property cannot be prevented by Borrower (or such other Obligated Person).

          (g) Limitation on Credit Extensions. Borrower will not (and will not permit any of the other Obligated Persons to) extend credit, make advances or make loans other than (1) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner; (2) advances or loans to CGSI in the ordinary course of business; and (3) advances to employees of Borrower (or such other Obligated Person) in an aggregate amount of not more than $15,000 outstanding at any time.

          (h) Fiscal Year. Borrower will not (and will not permit any of the other Obligated Persons to) change its fiscal year.

          (i) Amendment of Contracts. Borrower will not (and will not permit any of the other Obligated Persons to) amend or permit any amendment to any contract which could reasonably be foreseen to release, qualify, limit, make contingent or otherwise detrimentally affect, in any material way, the rights and benefits of Lender under or acquired pursuant to any of the Security Documents.

          (j) Limitation on Guarantees. Borrower will not (and will not permit any of the other Obligated Persons to) assume, guarantee, endorse or be or become secondarily liable for any Debt which is the primary obligation of any other Person.

          (k) ERISA Plans. Borrower will not (and will not permit any of the other Obligated Persons to) incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

     Section 6.3. Covenant Exception. Notwithstanding anything to the contrary contained in Sections 6.1 and 6.2 above, to the extent that Borrower hereafter sells preferred or common stock of Borrower and, at all times from and after Borrower's receipt thereof, the proceeds of any such sales are kept separate from and not commingled with any other funds of Borrower, any restrictions contained in Sections 6.1 and 6.2 as to the use by Borrower of its funds shall not apply to such proceeds.

                                   ARTICLE VII

                         Events of Default and Remedies

     Section 7.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

          (a) Borrower fails to pay any obligation when due and payable, whether at a date for the payment of a fixed installment or contingent or other payment to Lender or as a result of acceleration or otherwise, and such failure is not remedied within the applicable Grace Period; or

          (b) Any "default" or "event of default" occurs under any Loan Document which defines either term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document; or

          (c) Any Obligated Person fails (other than as referred to in subsections (a) and (b) above) to duly observe, perform or comply with any covenant, agreement, condition or provision (other than those referred to in subsections (a) and (b) above) of any Loan Document, and such failure is not remedied within the applicable Grace Period; or

          (d) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Obligated Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, and the represented or warranted state of affairs does not become true within the applicable Grace Period; or

          (e) Either,(i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1954, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plants benefits guaranteed under Title IV of ERISA exceeds the then current value of such ERISA Plants assets available for the payment of such benefits by more than $10,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); or

          (f) Any Obligated Person:

               (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable
                    bankruptcy,   insolvency   or  other   similar  law  of  any
                    jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of 30 days; or

               (ii) suffers the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of its assets or for any part of the Borrowing Base Properties in a proceeding brought against or initiated by it, and such appointment is neither made ineffective nor discharged within 30 days after the making thereof, or such appointment is consented to, requested by, or acquiesced to by it; or

              (iii) commences a voluntary case under any applicable  bankruptcy, insolvency or similar law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of its assets or any part of the Borrowing Base Properties; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

               (iv) suffers  the entry  against it of a final  judgment  for the payment of money in excess of $200,000 (not covered by insurance), unless the same is discharged within 30 days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers the entry of an order issued by any court or tribunal taking, seizing or apprehending all or any substantial part of its property or any part of the Borrowing Base Properties and bringing the same into the custody of such Court or tribunal, and such order is not stayed or released within thirty days after the entry thereof; or

          (g) Any default, including the expiration of any applicable period of grace, occurs with respect to any indebtedness owed by any Obligated Person to any Person except Lender.

Upon the  occurrence  of an Event of Default  described  in  subsection  (f)(i),
(f)(ii) or (f)(iii) of this section, all of the obligations shall thereupon be immediately due and payable, without presentment, demand, protest, notice of protest, declaration or notice of acceleration or intention to accelerate, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and Guarantor. During the continuance of any other Event of Default, Lender at any time and from time to time (unless all Events of Default have theretofore been remedied) may declare any or all of the Obligations immediately due and payable, and all such obligations shall thereupon be immediately due and payable. The term "Grace Period," as used herein with respect to an Event of Default for which a Grace Period is expressly provided, means the period beginning on the date of the related Default and ending: (x) in the case of a Default described in section 7. 1 (a) above, five Business Days after the occurrence of the Default; (y) in the case of any Default (other than a Default described in Section 7.1(a)) as to which Borrower does not give notice of such Default to Lender as required in Section 6.1(d) prior to Lender's giving notice thereof to Borrower or exercising any of its rights or remedies in connection therewith, 15 days after written notice of such Default (a "Default Notice") is given by Lender to Borrower; and (z) in the case of any other Default for which a Grace Period is expressly provided, 30 days after a Default Notice is given by Lender to Borrower.

     Section 7.2. Remedies. If any Default or Event of Default shall occur and be continuing, the obligation of Lender to make Advances under this Agreement shall terminate immediately. if any Event of Default shall occur, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due or enforce any other legal or equitable right. All rights, remedies and powers conferred upon Lender under the Loan Document; shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at law or in equity.

     Section 7.3. Indemnity. Borrower hereby agrees to indemnify, defend and hold harmless Lender and its agents, affiliates, officers, directors, and employees from and against any and all claims, losses, demands, actions, causes of action, and liabilities whatsoever (including without limitation reasonable attorney's fees and expenses, and costs and expenses reasonably incurred in investigating, preparing or defending against any litigation or claim, action, suit, proceeding or demand of any kind or character) arising out of or resulting from: (a) the Loan Documents (including without limitation the enforcement thereof), except to the extent such claims, losses, and liabilities are proximately caused by Lender's gross negligence or willful misconduct, and (b) the contamination of any of the Borrowing Base Properties by any hazardous substance or environmental pollutant in violation of any federal, state or local environmental statute, rule, regulation or ordinance, including without limitation violation of the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or of the Resource Conservation and Recovery Act, as amended from time to time.

                                  ARTICLE VIII
                                  Miscellaneous

     Section 8.1. Waiver and Amendment. No failure or delay by Lender in exercising any right, power or remedy which it may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any obligated Person shall in any case of itself entitle any Obligated Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto, and no modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

     Section 8.2. Survival of Agreements; Cumulative Nature. All of the Obligated Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including without limitation the making or granting of the Loan and the delivery of the Note and the other Loan Documents, and shall further survive until all of the obligations are paid in full to Lender and all of Lender's obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any obligated Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower to Lender and/or agreements and covenants of Borrower under this Agreement. The representations, warranties, and covenants made by the obligated Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty or covenant herein contained shall apply to any similar representation, warranty or covenant contained in any other Loan Document, and each such similar representation, warranty at covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

     Section 8.3. Notices. All notices, requests, Consents, demands and other communications required or permitted under any Loan Document shall be in writing and, unless otherwise specifically provided in such Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram or telex, by expedited delivery service with proof of delivery, or by registered or certified United States mail, return receipt requested, postage prepaid, at the addresses specified below (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein (provided that the notifying party promptly takes reasonable steps to effect actual delivery if the first attempted delivery is unsuccessful), or, in the case of telegram or telex, upon receipt. All such notices to any Obligated Person may, at the option of Lender in each particular instance, be either addressed and delivered to such Obligated Person or addressed and delivered to Borrower.

Borrower's address:          1660 Lincoln Street
                             Suite 2400
                             Denver, Colorado 80264
                             Attention:  Michael M. Logan

Lender's address:            1700 Broadway
                             Denver, Colorado 80274
                             Attention: Energy & Minerals
                               Group

     Section 8.4. Joint and Several Liability; Parties in Interest. All Obligations which are owed by two or more Obligated Persons shall be joint and several, and not merely joint, obligations. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Obligated Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender.

     Section 8.5. Governing Law. The Loan Documents shall be deemed contracts and instruments made under the laws of the State of Colorado and shall be construed and enforced in accordance with and governed by the laws of the State of Colorado and the laws of the United States of America, except (a) to the extent that the law of another jurisdiction is expressly elected in a Loan Document, and (b) with respect to specific Liens, or the perfection thereof, evidenced by Security Documents covering real or personal property which by the laws applicable thereto are required to be construed under the laws of another jurisdiction. Borrower hereby irrevocably submits itself and each other Obligated Person to the nonexclusive jurisdiction of the state and federal courts of the State of Colorado.

     Section 8.6. Limitation on Interest. Lender and the Obligated Persons intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Obligated Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related obligations or, at Lender's option, promptly returned to Borrower or the other payor thereof upon such determination.

     Section 8.7. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable law.

     Section 8.8. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

     Section 8.9. Conflicts. To the extent of any irreconcilable conflicts between the provisions of this Agreement and the provisions of any of the Loan Documents, the provisions of this Agreement shall prevail.

     Section 8.10. Entire Agreement. This Agreement, the Note, the Security Documents and the other Loan Documents from time to time executed in connection herewith state the entire agreement between the parties with respect to the subject matter hereof. Upon the repayment of any and all amounts due under or in connection with the Prior Credit Agreement, the terms and provisions of this Agreement shall supersede the terms and provisions of the Prior Credit Agreement in their entirety.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                            COLUMBUS ENERGY CORP.


                                            By: /s/ Michael M. Logan
                                            ------------------------
                                            Michael M. Logan,
                                            Vice President


                                            NORWEST BANK COLORADO, NATIONAL
                                                    ASSOCIATION


                                             By: /s/ J. Thomas Reagan
                                             ------------------------
                                             J. Thomas Reagan,
                                             Vice President

                                   SCHEDULE 1

                                SECURITY SCHEDULE

1.   Mortgage,  Deed  of  Trust,  Security  Agreement,   Assignment,   Financing
     Statement and Fixture Filing dated as of July 1, 1992, as amended, from Borrower for the benefit of Lender.

2. Financing Statement, as amended, naming Borrower as debtor and Lender as secured party.

3.   Guaranty from CGSI for the benefit of Lender.

                                      1-1

                                   SCHEDULE 2

                               DISCLOSURE SCHEDULE

1.   Section 5.1(f). Changes Since Initial Financial Statements.

     NONE.

2.   Section 5.1 (g) . Other Obligations.

     NONE.

3.   Section 5.1 (i) . Litigation.

     NONE.

4.   Section 5.1 (k) . Title Matters.

     NONE.

5.   Section 5.1(1). Borrower's Affiliates.

     Columbus Gas Services, Inc. - 100%

6.   Section 5.1(m). Names and Places of Business.

     Columbus Gas Services, Inc.
     1860 Lincoln Street, Suite 1100
     Denver, Colorado 80295

     Columbus Energy Corp.
     1860 Lincoln Street, Suite 1100
     Denver, Colorado 80295

                                       2-1

                                    EXHIBIT A

                                     ALLONGE

     FOR VALUE RECEIVED, COLUMBUS ENERGY CORP., a Colorado corporation ("Columbus"), and NORWEST BANK COLORADO, NATIONAL ASSOCIATION, a national banking association ("Norwest"), hereby agree to amend the Promissory Note dated July 1, 1992, as previously amended (the "Note"), in the face amount of $10,000,000, made by Columbus, payable to the order of Norwest, as follows:

          1. By substituting the following for the second paragraph on page I of the Note:

               This Note is issued pursuant to, and is subject to the terms and provisions of, the Amended and Restated Credit Agreement dated as of October 23, 1996, between Borrower and Payee, as now in effect or as the same may hereafter be amended, modified, extended, restated or replaced (the "Credit Agreement"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein, and the definitions contained in the Credit Agreement of all such terms used herein are hereby incorporated in this Note by reference.

          2. By substituting the following for the first sentence of the third paragraph on page 1 of the Note:

          The outstanding principal amount of this Note shall be payable as provided in the Credit Agreement, in monthly installments due on the first day of each calendar month, commencing August 1, 1999, as more fully described in the Credit Agreement.

          3. By substituting the following for the third sentence of the third paragraph on page 1 of the Note:

          The entire outstanding principal balance of this Note shall be due and payable an July 1, 2003 (unless payable sooner pursuant to the terms of the Credit Agreement).

          4. By substituting the following for the fourth paragraph on page 1 of the Note:

               Except as otherwise provided below with respect to amounts not paid when due: (a) interest on each Prime Rate Advance shall accrue at a fluctuating annual rate equal to the Prime Rate, and (b) interest on each LIBOR Advance shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Advance plus one and three-quarters percentage points per annum; provided that interest on each LIBOR Advance made an or after September 23, 1996 shall accrue at a fixed annual rate equal to LIBOR (Adjusted) with respect to such LIBOR Advance plus one and one-half percentage points per annum. With respect to any amount payable hereunder which is not paid when due, whether upon maturity, by acceleration or otherwise, interest thereon shall accrue from the due date until the date of payment at a fixed annual rate equal to the Prime Rate as of the due date plus five percentage points per annum.

          5. By substituting the following for the first sentence of the fifth paragraph on page 1 of the Note:

          Interest an Prime Rate Advances shall be payable monthly on the first Business Day of each calendar month, from the date hereof through July 1, 2003.

          6. By substituting the following for the third sentence of the fifth paragraph on page I of the Note:

          All accrued and unpaid interest will be due and payable not later than July 1, 2003.

          DATED as of October 23, 1996.

                                         COLUMBUS ENERGY CORP.

                                         By:
                                         Michael M. Logan,
                                         Vice President

                                          NORWEST BANK COLORADO, NATIONAL
                                                    ASSOCIATION

                                          By:
                                          J. Thomas Reagan,
                                          Vice President

                                    EXHIBIT B

                                 ADVANCE REQUEST

                                   _____, 199-

Norwest Bank Colorado, National Association
1700 Broadway
Denver, Colorado 80274
Attention:  Energy & Minerals Department

Gentlemen:

     1. This Advance Request is delivered to you pursuant to Section 2.1 of the Amended and Restated Credit Agreement dated as of October 23, 1996 (the "Credit Agreement"), between Columbus Energy Corp. ("Borrower") and Norwest Bank Colorado, National Association ("Lender"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

     2. Borrower hereby requests an Advance as follows:

          (a) Type of Advance:

          (b) Proposed Date of Advance:

          (c) Amount of Advance:

          (d) Interest Period (if applicable):

     3. Borrower hereby represents and warrants that as of the date hereof and as of the date of the Advance requested hereunder, all statements contained in
Section 4.2(a), (b) and (c) of the Credit Agreement are and will be true and correct in all material respects.

     4. Borrower agrees that if, at any time prior to the date of the Advance requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify Lender. Except to the extent of any such notification by Borrower, the acceptance by Borrower of any Advance requested hereunder shall be deemed a re-certification by Borrower as of the date of such Advance of the representations and warranties made by Borrower herein.

                                              COLUMBUS ENERGY CORP.


                                              By:
                                              Title:

                                    EXHIBIT C

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

                                 ________, 199_

Norwest Bank Colorado, National Association
1700 Broadway
Denver, Colorado 80274
Attention:  Energy & Minerals Department

Gentlemen:

     1. This Request for Issuance of Letter of Credit is delivered to you pursuant to Section 2.1 of the Amended and Restated Credit Agreement dated as of October 23, 1996 (the "Credit Agreement"), between Columbus Energy Corp. ("Borrower") and Norwest Bank Colorado, National Association ("Lender"). Except as otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings when used herein.

     2. Borrower hereby requests that Lender issue a Letter of Credit as follows:

          (a) Name of Beneficiary:

          (b) Proposed Issuance Date:

          (c) Expiration Date:

          (c) Face Amount:

          (d) Payment Instructions (if any):

     3. Borrower hereby represents and warrants that as of the date hereof and as of the date of issuance of the Letter of Credit requested hereunder, all statements contained in section 4.2(a), (b) and (c) of the Credit Agreement are and will be true and correct in all material respects.

     4. Borrower agrees that if, at any time prior to the date of issuance of the Letter of Credit requested by Borrower hereunder, any representation or warranty of Borrower contained herein is not true and correct as of such time, Borrower will immediately so notify Lender. Except to the extent of any such notification by Borrower, the acceptance by Borrower of any Letter of Credit requested hereunder shall be deemed a recertification by Borrower as of the date of such Advance of the representations and warranties made by Borrower herein.

                                                COLUMBUS ENERGY CORP.


                                                By:
                                                Title:

                                    EXHIBIT D

                              CONSENT OF GUARANTOR

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Columbus Gas Services, Inc. ("Guarantor"), as the Guarantor under a Guaranty Agreement dated July 1, 1992, as amended (the "Guaranty"), given by Guarantor to Norwest Bank Colorado, National Association (the "Bank"), to guaranty certain obligations of Columbus Energy Corp. ("Borrower"), to the Bank, hereby consents to, and agrees with the Bank that the Amended and Restated Credit Agreement dated as of July 1, 1992, as previously amended (the "Prior Credit Agreement"), between Borrower and the Bank, shall be amended and restated in its entirety pursuant to an Amended and Restated Credit Agreement dated as of October 23, 1996 (the "Amended and Restated Credit Agreement"), between Borrower and the Bank, including without limitation the extension of the end of the "Revolving Period" (as defined in the Amended and Restated Credit Agreement) to July 1, 1999 and the extension of the "Maturity Date" (as defined in the Amended and Restated Credit Agreement) to July 1, 2003.

     Guarantor hereby ratifies and adapts the Guaranty and agrees that the Guaranty shall cover any and all indebtedness, whether for principal, interest, fees or other amounts, incurred by Borrower to the Bank pursuant to the Amended and Restated Credit Agreement.

     Dated as of October 23, 1996.

                                    COLUMBUS GAS SERVICES, INC.

                                    By:
                                    Michael M. Logan,
                                    Executive Vice President

                                       D-1